                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES


                  COMPANY                                PLACE OF INCORPORATION

2828 N. Haskell, Inc.                                           Texas

ACS Claims Services, Inc.                                       Texas

ACS Eastern Services, Inc.                                      Delaware
     Pinpoint Marketing, Inc.                                   New York
     FCTC Transfer Company                                      Delaware

ACS Government Services, Inc.                                   Texas

ACS National Systems, Inc.                                      Delaware

Dataplex Corporation                                            Louisiana
     Intellifile, Inc.                                          Nevada

The Genix Group, Inc.                                           Michigan
     Genix CSI, Inc.                                            Michigan
     Affiliated Computer Services, Ltd.                         United Kingdom

ACS Healthcare Services, Inc.                                   California

Intelligent Solutions, Inc.                                     Virginia

The LAN Company, Inc.                                           Pennsylvania

Medianet, Inc.                                                  Delaware

Shared Affiliated Services, Inc.                                Texas

Technical Directions, Inc.                                      Texas
     Wesson, Taylor, Wells & Associates, Inc.                   North Carolina
     Artisys, Inc.                                              Georgia

TransFirst, Inc.                                                Texas

Unibase Technologies, Inc.                                      Nevada
     Network Data Entry, Inc.                                   Delaware
     Unibase Technologies de Mexico                             Mexico
     Unibase Technologies Spain S.L.                            Spain
     TransFirst Corporation                                     Texas

Integrated Delivery Technologies, Inc.                          New York